SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 6, 2007 (October 26, 2007)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction	0–21719 (Commission File Number)	35-1929476 (IRS Employer
of incorporation)		Identification No.)

6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 260-459-3553

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This filing amends the Form 8-K filed by Registrant on November 1, 2007, adding Item 3.02. Unregistered Sales of Equity Securities, which was inadvertently omitted from the prior filing.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On October 26, 2007, Steel Dynamics, Inc. completed the acquisition of OmniSource Corporation, a ferrous and non-ferrous scrap processing, brokerage, and industrial scrap management company privately owned by members of the Rifkin family of Fort Wayne, Indiana. Steel Dynamics paid approximately $1.1 billion for the company including $425 million in cash, 9.7 million shares of Steel Dynamics, Inc. common stock valued at $451 million, and the assumption of approximately $220 million of debt, which was repaid on closing.

Daniel M. Rifkin, OmniSource Corporation’s President and Chief Executive Officer, continues as the new subsidiary’s President and Chief Operating Officer and has been appointed an Executive Vice President of Steel Dynamics, Inc. Mr. Rifkin has also been named to the Steel Dynamics, Inc. board of directors.

A copy of the Shareholder Agreement, entered into between the former OmniSource Corporation’s shareholders and Steel Dynamics, Inc. in connection with the transaction, is attached hereto as Exhibit 10.6.

Item 3.02. Unregistered Sales of Equity Securities.

On October 26, 2007, in connection with the completion of the acquisition of OmniSource Corporation, in exchange for all of the OmniSource shares and as part of the agreed consideration (in addition to cash) pursuant to the Stock Purchase Agreement, Registrant issued an aggregate of 9,700,000 shares of Registrant’s common stock, without registration, in reliance on Rule 506 under Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

Of the issued shares, 9,168,870 shares (the “Stockholder Shares”) were issued directly to the former stockholders of OmniSource Corporation, members of the Rifkin family of Fort Wayne, Indiana, and a total of 474,000 shares of Registrant’s common stock (the “Other Shares”) were issued to certain other officers and executives of OmniSource Corporation.

Resale of all 9,700,000 shares is subject to the holding period and other requirements of Rule 144, as well as additional contractual restrictions extending for up to eighteen months applicable to the Stockholder Shares. In addition, Registrant has agreed, pursuant to a Registration Rights Agreement relating to the Stockholder Shares, to file a shelf registration statement on Form S-3 with respect to such shares as soon as practicable.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On October 26, 2007, in connection with the completion of the acquisition of OmniSource Corporation, Daniel M. Rifkin was appointed an Executive Vice President of Steel Dynamics, Inc. Mr. Rifkin was previously the President and Chief Executive Officer of OmniSource Corporation, a position he has held for more than the past five years, and he continues to head the OmniSource Corporation subsidiary as its President and Chief Operating Officer.

(d) On October 26, 2007, Daniel M. Rifkin was appointed to the Steel Dynamics, Inc. board of directors.

Item 8.01. Other Events

On October 26, 2007, Steel Dynamics, Inc. issued a press release entitled “Steel Dynamics Completes the Acquisition of OmniSource Corporation.” The full text of the press release is furnished herewith and attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits.

	Exhibit Number	Description

	10.6	Shareholders Agreement dated October 26, 2007

	99.1	A press release dated October 26, 2007, “Steel Dynamics Completes the Acquisition of OmniSource Corporation.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

	By:	/s/ Theresa E. Wagler
Date: November 6, 2007		Theresa E. Wagler
Title: Chief Financial Officer